UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2012

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

4001 204th Street SW, Lynnwood, WA	98036
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Effective as of December 17, 2012, the Board of Directors of Zumiez Inc. (the “Company”) has approved the repurchase of up to an aggregate of $20 million of its Common Stock (the “New Repurchase Program”). The repurchases will be made from time to time on the open market at prevailing market prices. The New Repurchase Program is expected to continue through the fiscal year 2013 that will end on February 1, 2014, unless the time period is extended or shortened by the Board of Directors.

The New Repurchase Program is in addition to the authorization to repurchase up to an aggregate of $22 million of Common Stock that was previously approved by the Board of Directors on November 13, 2012 and disclosed on a report on Form 8-K filed on November 14, 2012 (the “Prior Repurchase Program”). As of December 17, 2012, the Prior Repurchase Program was completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: December 18, 2012	By:	/s/ Richard M. Brooks
Richard M. Brooks
Chief Executive Officer

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